UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 390-8200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 30, 2009, the Board of Directors (the “Board”) of D.R. Horton, Inc. (the “Company”) adopted Amended and Restated Bylaws (the “Bylaws”). The Bylaws became effective immediately upon their adoption by the Board. The amendments are summarized below.
•	Majority Vote Standard: Section 3 of Article II of the Bylaws was amended to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. The amendment states that a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, directors will continue to be elected by a plurality vote.
•	Advance Notice Provisions: The advance notice provisions of the Bylaws in Section 2 of Article I and Section 3 of Article II were amended to:
•	change the advance notice period for annual meetings from not less than 30 days in advance of an annual meeting to between 90 and 120 days prior to the anniversary date of the preceding year’s annual meeting;
•	change the advance notice period for special meetings at which directors are to be elected from not less than 30 days in advance of a special meeting to between 60 and 90 days prior to the date of the special meeting;
•	more clearly define the required processes for stockholders to notify the Company of their intention to propose director nominations or other business for consideration at an annual meeting of stockholders;
•	require additional information from a stockholder who intends to propose director nominations or other business, including disclosure of any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefiting from changes in the share price of any class or series of Company shares, or maintaining, increasing or decreasing voting power with respect to Company shares, including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares;
•	require a stockholder to provide the Company with a written update of certain of the information required to be included in the notice within five business days after the record date of the meeting; and

•	clarify that the advance notice process is separate from the proposal process pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or any other rule promulgated under Section 14 of the Exchange Act.
•	Special Meetings: Section 3 of Article I of the Bylaws was amended to clarify that no business may be transacted at special meetings of stockholders other than business specified in the Company’s notice of meeting.
As a result of the amendments to the advance notice provisions of the Bylaws, any stockholder who intends to nominate a director candidate or present other business (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act) at the 2010 annual meeting must deliver a notice to the Secretary of the Company at the principal executive office of the Company not earlier than the close of business on the 120th calendar day or later than the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting, subject to limited exceptions if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting. Based on the Company’s 2009 annual meeting date of January 29, 2009, this notice must be delivered to the Secretary of the Company no earlier than the close of business on October 1, 2009, and no later than the close of business on October 31, 2009, for the 2010 annual meeting. The notice must comply with the applicable requirements of the Bylaws attached hereto as Exhibit 3.1.
Stockholder proposals submitted pursuant to Rule 14a-8 promulgated under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act must be received by the Company no later than August 20, 2009 in order to be considered for inclusion in the Company’s proxy materials for the 2010 annual meeting.
The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated Bylaws, effective as of July 30, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 5, 2009

D.R. Horton, Inc.
By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws, effective as of July 30, 2009.